Exhibit (k)(ii)

Amendment No. 1

To

Transfer Agency Agreement

This Amendment No. 1 To Transfer Agency Agreement ("Amendment No. 1"), dated as of September 3, 2021 ("Effective Date"), is being entered into by and between BNY Mellon Transfer, Inc. ("BNYM-TI") and each Investment Company listed on Schedule B hereto.

Background

BNYM-TI (under its former name, Dreyfus Transfer, Inc.) previously entered into the Transfer Agency Agreement, dated as of May 29, 2012 (the "Current Agreement") with each Investment Company on Schedule B to the Current Agreement. The parties intend that the Current Agreement be amended as set forth in this Amendment No.1.

Term

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.            Modifications to Current Agreement. The Current Agreement is hereby amended as follows:

(a)           The words "Dreyfus Transfer, Inc." shall be deleted each place it appears and be replaced by "BNY Mellon Transfer, Inc."

(b)          The defined term "DTI" shall be deleted each place it appears, whether appearing as a standalone defined term or as part of a multiword definition, and be replaced in all such contexts by "BNYM-TI."

(c)           The term "The Dreyfus Corporation" shall be deleted each place it appears and be replaced in all such contexts by "BNY Mellon Investment Adviser, Inc."

(d)           A new Section 3(l), which reads in its entirety as follows, is added:

(n)            Interval Funds. Each Fund designated as an "Interval Fund" on Schedule B shall receive Services, including Services under this Section 3, in accordance with Schedule I.

(d)            Schedule B is deleted and replaced in its entirety with the Schedule B attached to this Amendment No. 1.

(e)            A new Schedule I, which reads in its entirety as set forth in the Schedule I attached to this Amendment No. 1 is added to the Current Agreement.

2.            Remainder of Current Agreement. Except as specifically modified by this Amendment No. 1, all terms and conditions of the Current Agreement shall remain in full force and effect.

3.            Governing Law. The governing law of the Current Agreement shall be the governing law of this Amendment No. 1.

4.            Entire Agreement. This Amendment No. 1 constitutes the complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.            Signatures; Counterparts. The parties expressly agree that this Amendment No. 1 may be executed in counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment No. 1, by a manual signature on a copy of this Amendment No. 1 transmitted by facsimile transmission, by a manual signature on a copy of this Amendment No. 1 transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment No. 1 by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with both such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment No. 1 or of executed signature pages to counterparts of this Amendment No. 1, in either case by facsimile transmission, as an imaged document attached to an email transmission or by Electronic Signature, shall constitute effective execution and delivery of this Amendment No. 1 and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment No. 1.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment No. 1 by Electronic Signature, affirms authorization to execute this Amendment No. 1 by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment No. 1 and an agreement with its terms.

Each Investment Company on Schedule B hereto	BNY Mellon Transfer, Inc.

By:	/s/ James Bitetto	By:	/s/ Natalya Zelensky

Name:	James Bitetto	Name:	Natalya Zelensky

Title:	Vice President and Secretary	Title:	Vice President and Secretary

Schedule B

(Dated: September 3, 2021)

List of Funds

Fund/Portfolio Name

BNY Mellon Absolute Insight Funds, Inc.
BNY Mellon Core Plus Fund
BNY Mellon Advantage Funds, Inc.
BNY Mellon Dynamic Total Return Fund
BNY Mellon Dynamic Value Fund
BNY Mellon Global Dynamic Bond Income Fund
BNY Mellon Global Real Return Fund
BNY Mellon Opportunistic Midcap Value Fund
BNY Mellon Opportunistic Small Cap Fund
BNY Mellon Structured Midcap Fund
BNY Mellon Sustainable Balanced Fund
BNY Mellon Technology Growth Fund
BNY Mellon Alcentra Opportunistic Global Credit Income Fund – Interval Fund
BNY Mellon Appreciation Fund, Inc.
BNY Mellon California AMT-Free Municipal Bond Fund, Inc.
BNY Mellon Funds Trust
BNY Mellon Asset Allocation Fund
BNY Mellon Bond Fund
BNY Mellon Corporate Bond Fund
BNY Mellon Emerging Markets Fund
BNY Mellon Focused Equity Opportunities Fund
BNY Mellon Government Money Market Fund
BNY Mellon Income Stock Fund
BNY Mellon Intermediate Bond Fund
BNY Mellon International Equity Income Fund
BNY Mellon International Fund
BNY Mellon Massachusetts Intermediate Municipal Bond Fund
BNY Mellon Mid Cap Multi-Strategy Fund
BNY Mellon Municipal Opportunities Fund
BNY Mellon National Intermediate Municipal Bond Fund
BNY Mellon National Municipal Money Market Fund
BNY Mellon National Short-Term Municipal Bond Fund
BNY Mellon New York Intermediate Tax-Exempt Bond Fund
BNY Mellon Pennsylvania Intermediate Municipal Bond Fund
BNY Mellon Short-Term U.S. Government Securities Fund
BNY Mellon Small Cap Multi-Strategy Fund
BNY Mellon Small/Mid Cap Multi-Strategy Fund
BNY Mellon Tax-Sensitive Large Cap Multi-Strategy Fund
BNY Mellon Index Funds, Inc.
BNY Mellon International Stock Index Fund

Fund/Portfolio Name

BNY Mellon S&P 500 Index Fund
BNY Mellon Smallcap Stock Index Fund
BNY Mellon Intermediate Municipal Bond Fund, Inc.
BNY Mellon International Securities Funds, Inc.
BNY Mellon Emerging Markets Securities Fund
BNY Mellon Investment Funds I
BNY Mellon Diversified Emerging Markets Fund
BNY Mellon Global Fixed Income Fund
BNY Mellon International Equity Fund
BNY Mellon Small Cap Growth Fund
BNY Mellon Small Cap Value Fund
BNY Mellon Small/Mid Cap Growth Fund
BNY Mellon Tax Sensitive Total Return Bond Fund
BNY Mellon Investment Funds II, Inc.
BNY Mellon Alternative Diversifier Strategies Fund
BNY Mellon Global Emerging Markets Fund
BNY Mellon Yield Enhancement Strategy Fund
BNY Mellon Investment Funds III
BNY Mellon Equity Income Fund
BNY Mellon Global Equity Income Fund
BNY Mellon High Yield Fund
BNY Mellon International Bond Fund
BNY Mellon Investment Funds IV, Inc.
BNY Mellon Bond Market Index Fund
BNY Mellon Floating Rate Income Fund
BNY Mellon Institutional S&P 500 Stock Index Fund
BNY Mellon Tax Managed Growth Fund
BNY Mellon Investment Funds V, Inc.
BNY Mellon Diversified International Fund
BNY Mellon Global Real Estate Securities Fund
BNY Mellon Large Cap Equity Fund
BNY Mellon Investment Funds VI
BNY Mellon Balanced Opportunity Fund
BNY Mellon Investment Grade Funds, Inc.
BNY Mellon Short Term Income Fund
BNY Mellon Investment Portfolios
MidCap Stock Portfolio
Small Cap Stock Index Portfolio
Technology Growth Portfolio
BNY Mellon Large Cap Securities Fund, Inc.
BNY Mellon Midcap Index Fund, Inc.
BNY Mellon Municipal Bond Funds, Inc.
BNY Mellon Municipal Bond Fund
BNY Mellon Municipal Funds, Inc.
BNY Mellon AMT-Free Municipal Bond Fund

Fund/Portfolio Name

BNY Mellon High Yield Municipal Bond Fund
BNY Mellon New Jersey Municipal Bond Fund, Inc.
BNY Mellon New York AMT-Free Municipal Bond Fund
BNY Mellon New York Tax Exempt Bond Fund, Inc.
BNY Mellon Opportunistic Municipal Securities Fund
BNY Mellon Opportunity Funds
BNY Mellon Natural Resources Fund
BNY Mellon Research Growth Fund, Inc.
BNY Mellon Short-Intermediate Municipal Bond Fund
BNY Mellon State Municipal Bond Funds
BNY Mellon Connecticut Fund
BNY Mellon Massachusetts Fund
BNY Mellon Pennsylvania Fund
BNY Mellon Stock Funds
BNY Mellon International Core Equity Fund
BNY Mellon International Small Cap Fund
BNY Mellon Stock Index Fund, Inc.
BNY Mellon Strategic Funds, Inc.
BNY Mellon Active MidCap Fund
BNY Mellon Global Stock Fund
BNY Mellon International Stock Fund
BNY Mellon Select Managers Small Cap Growth Fund
BNY Mellon Select Managers Small Cap Value Fund
BNY Mellon U.S. Equity Fund
BNY Mellon Sustainable U.S. Equity Fund, Inc.
BNY Mellon Sustainable U.S. Equity Portfolio, Inc.
BNY Mellon Ultra Short Income Fund
BNY Mellon U.S. Mortgage Fund, Inc.
BNY Mellon Variable Investment Fund
Appreciation Portfolio
Opportunistic Small Cap Portfolio
Government Money Market Portfolio
Growth and Income Portfolio
BNY Mellon Worldwide Growth Fund, Inc.
CitizensSelect Funds
Dreyfus Institutional Preferred Treasury Securities Money Market Fund
Dreyfus Cash Management
Dreyfus Government Cash Management Funds
Dreyfus Government Cash Management
Dreyfus Government Securities Cash Management
Dreyfus Institutional Liquidity Funds
Dreyfus Treasury and Agency Liquidity Money Market Fund
Dreyfus Institutional Preferred Money Market Funds
Dreyfus Institutional Preferred Government Plus Money Market Fund
Dreyfus Institutional Reserves Funds

Fund/Portfolio Name

Dreyfus Institutional Preferred Government Money Market Fund
Dreyfus Institutional Preferred Treasury Obligations Fund
Dreyfus Tax Exempt Cash Management Funds
Dreyfus Tax Exempt Cash Management
Dreyfus Treasury Obligations Cash Management
Dreyfus Treasury Securities Cash Management
General Money Market Fund, Inc.
Dreyfus Money Market Fund
General Municipal Money Market Funds, Inc.
Dreyfus National Municipal Money Market Fund
General New York Municipal Money Market Fund
Dreyfus New York Municipal Money Market Fund

Schedule I

Interval Fund Services

1.            Scope of Services.

(a)           BNYM-TI shall perform, as appropriate, for or on behalf of each Fund on Schedule B identified as an "Interval Fund" (solely for purposes of this Schedule I, each such Fund being an "I-Fund") all Services set forth in Section 3 of the Agreement as selected in writing by BNYM-TI or reasonably determined by BNYM-TI to be appropriate in the absence of written selections from BNYM-TI, subject to the further terms of this Schedule I. All references to a Section in this Schedule I shall mean a Section in this Schedule I, unless expressly provided otherwise. Capitalized terms used but not defined in this Schedule I shall have the meanings ascribed in the main body of the Agreement together with Schedule A ("Main Agreement").

(b)          Prior to the Commencement Date (as defined in Section 5), only Section 1 of this Schedule I shall be effective. On and after the Commencement Date, all sections of this Schedule I shall be effective. Consequently, for clarification: (i) in the event an entity identified by an I-Fund to BNYM-TI in writing as a seed money purchaser, seeks to purchase I-Fund Shares prior to the Commencement Date (in either case a "Seed Money Purchaser"), BNYM-TI shall perform appropriate Services provided for in Section 3 of the Main Agreement without giving effect to sections of this Schedule I other than Section 1, and (ii) BNYM-TI will perform appropriate Services as set forth in Sections 1, 2, 3 and 4 of this Schedule I only on and after the Commencement Date. In the event BNYM-TI receives purchase instructions for I-Fund Shares prior to the Commencement Date from any person other than a Seed Money Purchaser, it will (i) reject such instructions if received through the NSCC Process (as defined in Section 5), and (ii) return to sender any such instructions received directly.

2.            Purchases and Repurchases Through The NSCC. BNYM-TI shall perform the functions described in this Section 2 with respect to Purchase Orders (as defined in Section 5) and Repurchase Orders (as defined in Section 5) respecting I-Fund Shares received through the NSCC Process. BNYM-TI shall perform the administrative and ministerial duties in accordance with the NSCC Process appropriate to (i) open shareholder accounts pursuant to instructions received in good order from financial intermediaries, and (ii) execute and process purchase and repurchase transactions pursuant to instructions received in good order from financial intermediaries. BNYM-TI shall have no responsibility or obligation of any nature (A) to obtain, review, retain, process or take any other act with respect to any physical documentation associated with the account opening instructions and purchase and repurchase instructions received through the NSCC Process and processed in accordance with this Section 2, or (B) to review or determine whether the purchaser or the Purchase Order is eligible, qualified, authorized or otherwise approved by the I-Fund with respect to such purchase. As between an I-Fund and BNYM-TI, the I-Fund, or its designee, possesses the sole responsibility for complying with any applicable disclosure obligations, under law or otherwise, to financial intermediaries and I-Fund investors relating to the NSCC Process. None of the provisions of Sections 3 or 4 shall apply to instructions received by BNYM-TI through the NSCC Process, except that Section 4(iv) shall apply to the extent appropriate and I-Fund Shares submitted for repurchase in a Repurchase Offer (as defined in Section 5) pursuant to the NSCC Process shall be included in any proration occurring due to an over-subscribed Repurchase Offer. BNYM-TI shall reject all Repurchase Orders (as defined in Section 5) received through the NSCC Process other than during the Repurchase Offer Period (as defined in Section 5).

3.            Direct Purchases. BNYM-TI shall perform the following functions in connection with Purchase Orders received directly by BNYM-TI (i.e., through methods other than the NSCC Process):

(i)	BNYM-TI will review Purchase Orders it receives from Persons (as defined in Section 5), the Distributor (as defined in Section 5) and from Approved Financial Intermediaries (as defined in Section 5) and exercise reasonable care to determine in accordance with the I-Fund Procedures (as defined in Section 5) whether the Purchase Order constitutes a "Conforming Purchase Order", which is hereby defined to mean a Purchase Order with respect to which all the following criteria are satisfied, or a "Non-Conforming Purchase Order", which is hereby defined to mean a Purchase Order with respect to which one or more of the following criteria are not satisfied:

(a)	The purchase form and any accompanying documentation are in completed proper form and good order;

(b)	The Purchase Order contains all information and documentation necessary or appropriate to create a shareholder account for the purchaser named in the subscription purchase form; and

(c)	BNYM-TI has received confirmation that good funds in sufficient amount to pay for the purchase transaction have been received from the purchaser or have been credited to the account of the purchaser.

(ii)	In the event BNYM-TI determines a Purchase Order to be a Non-Conforming Purchase Order, BNYM-TI shall correspond with the Person, the Distributor or the Approved Financial Intermediary who submitted the Non-Conforming Purchase Order (the "Submitter") in accordance with applicable provisions of the I-Fund Procedures to attempt to assist with the completion or correction of the Non-Conforming Purchase Order into a Conforming Purchase Order. In the event BNYM-TI is unable to assist in the completion or correction of the Non-Conforming Purchase Order into a Conforming Purchase Order, BNYM-TI shall follow procedures set forth in the I-Fund Procedures or in the absence of such procedures will return the Non-Conforming Purchase Order to the Submitter.

(iii)	In the event BNYM-TI determines a Purchase Order to be a Conforming Purchase Order BNYM-TI shall, in accordance with the I-Fund's prospectus:

(a)	create a shareholder account in the I-Fund in accordance with the instructions of the Submitter;

(b)	execute the Conforming Purchase Order by issuing a number of I-Fund Shares consistent with the Conforming Purchase Order, the amount of funds tendered in connection with the Purchase Order, the applicable NAV and any applicable sales load; and

(c)	credit the appropriate I-Fund shareholder account with the I-Fund Shares issued in accordance with clause (b).

(iv)	BNYM-TI shall have no responsibility or obligation of any nature to review or determine whether a Person submitting a Purchase Order or the Purchase Order of a Person is eligible, qualified, authorized or otherwise approved by the I-Fund or its designee with respect to such purchase transaction.

4.            Direct Repurchases. BNYM-TI shall perform the following functions in connection with Repurchase Orders received directly by BNYM-TI (i.e., through methods other than the NSCC Process):

(i)	In the event BNYM-TI receives a Repurchase Order other than during a Repurchase Offer Period from a shareholder of the I-Fund, BNYM-TI shall return the Repurchase Order to the submitting shareholder without processing the order.

(ii)	After BNYM-TI has received a copy of a Repurchase Offer Notice (as defined in Section 5), BNYM-TI shall, with respect to Repurchase Orders it receives during a relevant Repurchase Offer Period, review each Repurchase Order and exercise reasonable care to determine in accordance with the I-Fund Procedures whether the Repurchase Order constitutes a "Conforming Repurchase Order", which is hereby defined to mean a Repurchase Order with respect to which all the following criteria are satisfied, or a "Non-Conforming Repurchase Order", which is hereby defined to mean a Repurchase Order with respect to which one or more of the following criteria are not satisfied:

(a)	A Repurchase Order must comply with any applicable requirements of the I-Fund Procedures and the Repurchase Offer Notice, must be tendered in proper form and must contain all information and consist of all documentation as BNYM-TI may reasonably determine necessary or appropriate.

(b)	All required or permitted endorsements and signatures must in BNYM-TI's reasonable judgment be valid and genuine; the requested repurchase must in BNYM-TI's reasonable judgment be legally authorized, and in BNYM-TI's reasonable judgment (I) no evidence of any nature whatsoever, whether credible or not credible, exists with respect to a claim adverse to such requested repurchase or the rights of the shareholder to submit a repurchase request, regardless of the merits of the claim; and (II) the Repurchase Order satisfies all applicable requirements for personal property and securities transfer as specified in the Standard Procedures.

(iii)	In the event BNYM-TI determines a Repurchase Order to be a Non-Conforming Repurchase Order, BNYM-TI shall implement any appropriate procedures that may be contained in the I-Fund Procedures and in the event the Non-Conforming Repurchase Order cannot be converted into a Conforming Repurchase Order by the expiration of the Repurchase Offer Period, shall return the Non-Conforming Repurchase Order to the submitting Person, Distributor or Approved Financial Intermediary, as applicable, together with any written correspondence provided by the I-Fund.

(iv)	In the event BNYM-TI determines a Repurchase Order to be a Conforming Repurchase Order (including Repurchase Orders that are Non-Conforming Repurchase Orders when received but are remediated into Conforming Repurchase Orders by the close of the Repurchase Offer Period) and the Repurchase Order has not been withdrawn by the close of the Repurchase Offer Period, BNYM-TI shall perform the following functions, subject to any applicable provisions of the Repurchase Offer Notice, the Proration Conditions (as defined in Section 5) and I-Fund Procedures not in conflict with the following:

(a)	Execute the Conforming Repurchase Order by debiting the appropriate number of I-Fund Shares from the relevant I-Fund shareholder account and cancelling such shares;

(b)	Deliver to the Fund Custodian and the I-Fund or its designee a notification setting forth the number of I-Fund Shares repurchased by the I-Fund and make such additional entries in the I-Fund's books and records to accurately reflect a reduction in the outstanding Shares of the I-Fund; and

(c)	Upon receipt of the monies from the Fund Custodian in an amount appropriate for the particular repurchase, pay such monies to the tendering party in accordance with the I-Fund Procedures.

(v)	BNYM-TI will also return to submitting parties without processing (i) all Repurchase Orders received after the Repurchase Cut-Off Time (as defined in Section 5), (ii) all Repurchase Orders received prior to the Repurchase Cut-Off Time that were Non-Conforming Repurchase Orders when received and were not remediated into Conforming Repurchase Orders by the Repurchase Cut-Off Time, and (ii) all Repurchase Orders withdrawn before the Repurchase Cut-Off Time.

5.            Definitions. For purposes of this Schedule I:

(i)	"Approved Financial Intermediary" means a broker-dealer, registered investment advisor or other financial intermediary that the I-Fund or the Distributor has identified in writing to BNYM-TI as authorized to purchase Shares of the I-Fund.

(ii)	"Commencement Date" means the date indicated in the written notice sent by an Authorized Person of the I-Fund and received by BNYM-TI as of which the particular I-Fund is commencing the offering of I-Fund Shares to persons other than Seed Money Purchasers.

(iii)	"Distributor" means BNY Mellon Securities Corporation and its legal successors and assigns.

(iv)	"I-Fund Procedures" means Standard Procedures supplemented by any Exception Procedures relating to the purchase or repurchase of I-Fund Shares.

(v)	"NSCC" means the National Securities Clearing Corporation and its lawful successor and assigns.

(vi)	"NSCC Process" means the NSCC's FundSERV networking service and the reasonable processes, procedures, terms and conditions specified by the NSCC for the FundSERV networking service applicable to I-Fund Shares and for the instructions from financial intermediaries with respect to transactions in I-Fund Shares.

(vii)	"Person" means a person other than the Distributor and an Approved Financial Intermediary seeking to purchase and own I-Fund Shares directly with BNYM-TI (as transfer agent) rather than beneficially through an account with the Distributor or an Approved Financial Intermediary.

(viii)	"Proration Conditions" means any terms limiting the number of I-Fund Shares that will be accepted for repurchase in a Repurchase Offer, whether applied individually or in the aggregate, and any procedures or conditions governing the processing of Repurchase Orders in the event of an over-subscribed Repurchase Offer (I) contained in the Repurchase Offer Notice and I-Fund Procedures, and (II) to the extent not contained in the Repurchase Offer Notice or I-Fund Procedures, reasonably adopted by BNYM-TI.

(ix)	"Purchase Order" means a purchase form or instructions for the purchase of I-Fund Shares and any accompanying documentation.

(x)	"Repurchase Cut-Off Time" means the time designated by the I-Fund on the date designated by the I-Fund in the applicable Repurchase Offer Notice by which repurchase instructions must be received in good order through the NSCC Process and Conforming Repurchase Orders must be received by BNYM-TI, in each case in order to be processed in connection with the applicable Repurchase Offer.

(xi)	"Repurchase Offer Notice" means the written notification of a Repurchase Offer authorized by the I-Fund and sent to I-Fund shareholders containing the terms and conditions of the Repurchase Offer, including dates and times for the commencement and termination of the Repurchase Offer Period, together with any restrictions applicable to the Repurchase Offer, including without limitation any Proration Conditions.

(xii)	"Repurchase Offer Period" means the period as stated in the applicable Repurchase Offer Notice during which repurchase instructions must be received in good order through the NSCC Process and Conforming Repurchase Orders must be received by BNYM-TI, in each case in order to be processed in connection with the applicable Repurchase Offer.

(xiii)	"Repurchase Order" means, collectively, the preprinted repurchase form approved by the I-Fund with respect to a particular Repurchase Offer and provided to I-Fund shareholders by BNYM-TI received by BNYM-TI from a shareholder of the I-Fund, conforming to all requirements of such form, and containing a request that some or all I-Fund Shares held by the shareholder be repurchased by the I-Fund, together with any documentation or materials accompanying such form.